UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2011

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 658-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2011, certain subsidiaries of Strategic Hotels & Resorts, Inc. (the “Company”) entered into (i) a joint venture agreement (the “JV Agreement”) with an affiliate of Walton Street Capital, L.L.C. (“Walton Street”), (ii) a Purchase and Sale Agreement with certain affiliates of Walton Street (the “Purchase and Sale Agreement”), (iii) a Restructuring Agreement (the “Restructuring Agreement”) with Bank of America, National Association, successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of the Citigroup Commercial Mortgage Trust 2007-FL3 Commercial Mortgage Pass-Through Certificates, Series 2007-FL3 (the “Lender”) and certain other ancillary documents and agreements (collectively, the “Recapitalization Documents”) to recapitalize the hotel commonly known as the Fairmont Scottsdale Princess (the “Hotel”) located in Scottsdale, Arizona (the “Recapitalization”). Pursuant to the Recapitalization Documents, among other things, (i) a new joint venture (the “Joint Venture”) was established between the Company and Walton Street to acquire the Hotel, each with a 50% ownership interest in the Joint Venture, with the Company serving as the managing member and continuing to serve as the Hotel’s asset manager, (ii) the Joint Venture acquired and retired the Hotel’s $40 million mezzanine debt, (iii) the Original Loan (as defined below) was amended and extended as further described below, (iv) the Joint Venture will invest in the development of a new 23,000 square foot ballroom (the “Ballroom Construction”) and adjoining meeting space at the Hotel, (v) in connection with the Joint Venture, the Company is entitled to certain promote payments after Walton Street achieves a specified investment return and certain fees for asset management, including a project management fee, as set forth in the Recapitalization Documents, and (vi) the Company received a $1 million “acquisition fee” at the closing of the Recapitalization. The Recapitalization resulted in a reduction of the Hotel’s total property debt from $180.0 million to $133.0 million.

Pursuant to the Recapitalization Documents, the loan in the principal sum of $140.0 million (the “Original Loan”) originally made to affiliates of the Company pursuant to that certain Loan and Security Agreement dated September 1, 2006, as amended by that certain Amendment to Loan and Security Agreement dated May 9, 2007, was assigned to, and assumed by, the Joint Venture and modified and extended through December 31, 2013, at its existing rate of LIBOR plus 0.36% (the “First Extension Period”), with the option for a second extension through April 9, 2015 at a rate of LIBOR plus 0.36% upon satisfaction of certain terms and conditions (the “Second Extension Period”), including, among other things, (i) the completion of the Ballroom Construction, (ii) compliance with a debt service coverage ratio as set forth in the Restructuring Agreement and (iii) a balance of at least $16 million in the Excess Cash Reserve (as defined below), which may be supplemented by the Joint Venture at the end of the First Extension Period, which amount shall then be used to pay down the Original Loan by $16 million. The Restructuring Agreement also provides for certain other terms and conditions, including (i) a $7.0 million principal payment to the Original Loan, (ii) a requirement that the Joint Venture deposit funds with the lender (approximately $21.4 million) to fund the Ballroom Construction and (iii) a cash flow sweep requirement, pursuant to which all “Excess Cash Flow” (as such term is defined in the Restructuring Agreement) from the Hotel during the First Extension Period will be deposited into an account (the “Excess Cash Reserve”) and held as additional collateral that, subject to certain conditions, may be used to pay down the principal balance of the Original Loan or pay any and all costs and expenses related to the Original Loan or the Hotel, at the sole discretion of the Lender. In addition, during the Second Extension Period, 50% of all Excess

Cash Flow will be held in the Excess Cash Reserve and held as additional collateral, subject to the same conditions as during the First Extension Period, with the remaining 50% to be released to the Joint Venture in accordance with the terms and conditions of the Recapitalization Documents.

The foregoing description of the Recapitalization Documents is qualified in its entirety by reference to the JV Agreement, the Purchase and Sale Agreement and the Restructuring Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, respectively.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 9, 2011, the Recapitalization closed. The information contained in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company believes that the Recapitalization will provide it with an attractive levered internal rate of return on its investment in the Recapitalization through the final maturity of the loan. The Company also expects that the Hotel will earn approximately $10.2 million of EBITDA in 2011. The Company has presented the following non-GAAP financial measure for the Hotel that it believes is useful to management and investors as a key measure of operating performance: Hotel Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA). The following table sets forth a reconciliation of this measure to Hotel Net Loss, the most directly comparable GAAP measure, for the year ending December 31, 2011 (in millions):

Full Year
Hotel Net Loss	($6.0)
Depreciation and Amortization	14.4
Interest Expense	1.8

Hotel EBITDA	$10.2

Note: Interest expense estimate based on the current forward LIBOR curve. $133 million of property level debt financing was extended on June 9th at LIBOR plus 36 basis points and is scheduled to mature on April 9, 2015, subject to an additional extension on December 31, 2013.

A copy of the press release announcing the closing of the Recapitalization is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report contains forward-looking statements about the Company. Except for historical information, the matters discussed in this Current Report are forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ materially, including but not limited to the following: availability of capital; ability to obtain, refinance or restructure debt or comply with covenants contained in the Company’s debt facilities; volatility in equity or debt markets; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in the Company’s current and proposed market areas; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with the Company’s disposition strategy; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; the failure of closing conditions to be satisfied; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The pro forma financial information required by this item with respect to the Recapitalization will be filed as soon as practicable, any in any event not later than four business days after the closing date of the Recapitalization.

(d)	Exhibits.

Exhibit Number	Description

10.1	Limited Liability Company Agreement of FMT Scottsdale Holdings, LLC, dated as of June 9, 2011, made by and between Walton Scottsdale Investors VI, LLC and SHR Scottsdale Investor, LLC

10.2	Purchase and Sale Agreement by and among SHR Scottsdale, L.L.C., DTRS Scottsdale, L.L.C., SHR Scottsdale Z, L.L.C., FMT Scottsdale Owner, LLC and Walton/SHR FPH, LLC, dated June 9, 2011

10.3	Restructuring Agreement by and among SHR Scottsdale, L.L.C., Strategic Hotel Funding, L.L.C., DTRS Scottsdale, L.L.C. and Bank of America, National Association, Successor by Merger to LaSalle Bank National Association, as Trustee for the Registered Holders of the Citigroup Commercial Mortgage Trust 2007-FL3 Commercial Mortgage Pass-Through Certificates, Series 2007-FL3, dated June 9, 2011

99.1	Press Release dated June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 10, 2011

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula Maggio
	Name:	Paula Maggio
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Limited Liability Company Agreement of FMT Scottsdale Holdings, LLC, dated as of June 9, 2011, made by and between Walton Scottsdale Investors VI, LLC and SHR Scottsdale Investor, LLC

10.2	Purchase and Sale Agreement by and among SHR Scottsdale, L.L.C., DTRS Scottsdale, L.L.C., SHR Scottsdale Z, L.L.C., FMT Scottsdale Owner, LLC and Walton/SHR FPH, LLC, dated June 9, 2011

10.3	Restructuring Agreement by and among SHR Scottsdale, L.L.C., Strategic Hotel Funding, L.L.C., DTRS Scottsdale, L.L.C. and Bank of America, National Association, Successor by Merger to LaSalle Bank National Association, as Trustee for the Registered Holders of the Citigroup Commercial Mortgage Trust 2007-FL3 Commercial Mortgage Pass-Through Certificates, Series 2007-FL3, dated June 9, 2011

99.1	Press Release dated June 10, 2011